                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     TORTOISE CAPITAL RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

            Maryland                                    20-3431375
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

10801 Mastin Boulevard, Suite 222, Overland Park, Kansas            66210
(Address of principal executive offices)                          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                     Name of each exchange on which
    to be so registered                     each class is to be registered

 Common Stock, $0.001 Par Value                New York Stock Exchange

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A(c), check the following box. |X|
          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:
333-136923

Securities to be registered pursuant to Section 12(g) of the Act:  Not Applicable

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.       Description of Registrant's Securities to be Registered.

         The description of the Registrant's Common Stock, $0.001 par value per share, registered hereunder is incorporated by reference from the description of the Registrant's Common Stock set forth under the caption "Description of
Capital Stock - Common Shares" in the prospectus included in the Registration
Statement on Form N-2 (Registration No. 333-136923) filed by the Registrant with the Securities and Exchange Commission (the "Registration Statement"). The
description contained under such caption in the final prospectus subsequently filed by the Registrant pursuant to Rule 497 under the Securities Act of 1933, as amended, is also incorporated by reference.

Item 2.   Exhibits.

 a.1.     Articles of Incorporation*
 a.2.     Articles Supplementary*
 b.       Bylaws*
 d.       Form of Stock Certificate*
 e.       Dividend Reinvestment Plan*
 k.4.     Registration Rights Agreements with Merrill Lynch & Co.;
          Merrill, Lynch, Pierce, Fenner & Smith Incorporated, and
          Stifel, Nicolaus & Company, Incorporated*

* Incorporated by reference herein to the identically numbered exhibit to the
Registration Statement.

                                      -2-

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    TORTOISE CAPITAL RESOURCES CORPORATION

                                    By:  /s/ David J. Schulte
                                       -----------------------------------
                                         David J. Schulte
                                         Chief Executive Officer

Date:  February 1, 2007

                                      -3-